SMITH BARNEY MANAGED MUNICIPALS FUND
                                 10f-3 REPORT
                       FUND YEAR ENDED, FEBRUARY 28,1997

                                                            % of
               Trade                         Par       Purchase  Fund      %
of
Issuer              Date      Selling Dealer      Amount    Price

Assets         Issue

New York City G.O.  3/6/96         J.P. Morgan         $15,000,000    $98.798
0.55%          3.41%
5.75% due 3/15/07

NYS Drom Authority  3/11/96        Bear Stearns        2,000,000 93.599
0.07      0.62
5.125% due 8/15/21

NYS Health Facilities    3/21/96        J.P. Morgan         6,500,000 99.517
0.25      3.62
5.875% due 5/1/04

Brevard, FL         3/22/96        William R. Hough    1,625,000 94.250
0.06      2.70
5.50% due 7/1/16

Connecticut State G.O.   4/19/96        Morgan Stanley      5,000,000 99.186
0.19      3.46
5.625% due 5/15/13

First Florida Gov't Fin. 5/9/96         William R. Hough    1,000,000 98.238
0.04      3.28
5.75% due 7/1/16

NY City Water Fin 5/9/96         Lehman Brothers          20,150,000
93.892       0.73      4.00
5.75% due 6/15/26

Wisconsin  Public
Power Auth.         5/9/96         Morgan Stanley      1,500,000 94.121
0.05      3.69
5.75% due 7/1/23

New York MTA        5/13/96        Bear Stearns        6,750,000 98.366
0.25      2.05
6.10% due 7/1/26              Lehman Brothers
                         Cambridge Partners
                         William E. Simon & Sons
                         Paine Webber
                         Dillon Read
                         Prudential Bache
                         Merrill Lynch

Washington Public Power  9/12/96        Goldman Sachs& Co.  5,000,000 99.096
0.18      1.03
5.70% due 7/1/09

Georgia Muni
Electric Auth.      9/18/96        J.P. Morgan         1,500,000 97.206
0.05      1.05
5.375% due 1/1/12

Illinois Metropolitan Pier.   9/19/96        Morgan Stanley      550,000
90.824         0.02      0.11
5.25% due 6/15/27             First Chicago

NYC Water & Sewer Rev    10/19/96  Paine Webber        5,000,000 94.000
0.16      3.83
5.375% due 6/15/26

City of Chicago Midway   11/1/96        Morgan Guaranty     2,000,000 94.669
0.07      3.86
5.50% due 1/1/29

Met Water Dist.
California          11/27/96  Paine Webber        5,250,000 92.500
0.17      3.97
5.00% due 7/1/27

Rhode Island
Health & Ed.        12/16/96  Bear Stearns        5,000,000 91.299
0.16      2.80
5.25% due 5/15/2026

Anaheim Pub. Fin. Auth   2/6/97         Paine Webber        5,500,000 87.60
0.16      2.55
5.00% due 3/1/37              Morgan Stanley